As filed with the Securities and Exchange Commission on September 16, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT

NO. 333-107627

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT

NO. 333-152367

UNDER THE SECURITIES ACT OF 1933

Argan, Inc.

(formerly known as Puroflow Incorporated)

(Exact name of registrant as specified in its charter)

Delaware	13-1947195
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Church Street

Suite 201

Rockville, MD  20850

(301) 315-0027

(Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

2001 Stock Option Plan

(Full title of the plan)

Rainer H. Bosselmann

Chief Executive Officer
Argan, Inc.
One Church Street

Suite 201

Rockville, MD  20850

Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Richard A. Krantz, Esq.

Culhane Meadows PLLC

369 Lexington Avenue Third Floor

New York, NY   10017

(646) 556-6660

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

EXPLANATORY STATEMENT — DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (collectively, the Registration Statements”), filed by Argan, Inc. (formerly known as Puroflow Corporation), a Delaware corporation (the “Company”), and are being filed to withdraw and remove from registration the securities of the Company that had been registered but not issued under such Registration Statements:

•                  Registration Statement on Form S-8 (No. 333-107627), filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 4, 2003, pertaining to the registration of 250,000 shares of common stock, $0.15 par value per share, reserved for issuance under the 2001 Stock Option Plan of the Company; and

•      Registration Statement on Form S-8 (No. 333-152367), filed with the SEC on July 16, 2008, pertaining to the registration of 900,000 shares of common stock, $0.15 par value per share, reserved for issuance under the 2001 Stock Option Plan of the Company.

The offering pursuant to the Registration Statements has been terminated. The Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but which remain unsold at the termination of the offerings, hereby removes from registration any and all securities registered but not sold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these post-effective amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on September 16, 2020.

ARGAN, INC.

By:	/s/ Rainer H. Bosselmann
Rainer H. Bosselmann
Chairman of the Board and Chief Executive Officer

/s/ David H. Watson
David H. Watson
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.